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                                                                       Exhibit 6

  Sutherland, Asbill & Brennan, L.L.P.


                CONSENT OF SUTHERLAND, ASBILL & BRENNAN, L.L.P.

  We consent to the reference to our firm under the heading "Legal Matters" in the prospectus included in Post-Effective Amendment No. 8 to the Registration Statement on Form S-6 for certain variable life insurance policies issued through New England Variable Life Separate Account of New England Life Insurance Company (File No. 33-66864). In giving this consent, we do not admit that we are in the category of persons whose consent is required under Section 7 of the Securities Act of 1933.

                                            SUTHERLAND, ASBILL & BRENNAN, L.L.P.

Washington, D.C.
April 28, 1997